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Exhibit 10.8

TELEHOUSE® FM SERVICES AGREEMENT

Telehouse International Corporation of
Europe Limited ("Telehouse")
Company Number 02138407
Coriander Avenue
London E14 2AA

and                  Vistula Ltd                   ("Customer")

of                  10-12 High Street, Barnes, London, SW 13 9LW

whose registered company number is 04523170 registered at Companies House, the United Kingdom

AGREEMENT NO. FMC663V15
Commencement Date: 1st September 2003
Term: 3 years from the Commencement Date	September 2003

        The terms of this Agreement, which comprises this signature page, the attached Conditions of Business, Schedules 1-4 and other attachments specified by Telehouse, apply to the License granted, the Telehouse Services and all other things and services provided by Telehouse under or in connection with this Agreement.

READ AND AGREED

Signed on behalf of the CUSTOMER	Signed on behalf of TELEHOUSE®
Signature: /s/ Adam Bishop	Signature: /s/ Shinichi Suzukawa
Name: Adam Bishop	Name: Shinichi Suzukawa
Title: Director	Title: Managing Director
Date: 3/9/03	Date: 03/12/03

A. Per Adam Bishop

        TELEHOUSE is a registered trademark of Telehouse International Corporation of Europe Limited

TELEHOUSE FM SERVICES

CONDITIONS OF BUSINESS

1.     INTERPRETATION

        The following definitions apply:

          "Annual Telehouse Fee means the yearly amount stated in Schedule 2 subject to, any adjustment made under Clause 4.4 or Clause 7.2 to be paid in advance for the grant of the License and for the provision of Telehouse Services.

          "Associated Company" means any company which is the relevant party's subsidiary, holding company or a subsidiary of its holding company. The terms "holding company" and "subsidiary" have the meaning given to them in Section 736 of the Companies Act 1985

          "Building" means any building within the East India Dock area in London E14 as designated by Telehouse from time to time and/or any other building outside the East India Dock area designated by Telehouse and approved by the Customer.

          "Commencement Date" means the date of commencement of the License referred to in Clause 3 and of the provision of the Telehouse Services, as specified on the signature page.

          "Confidential Information" means all information obtained in connection with the discussions leading up to or the performance of this Agreement in whatever format or media obtained (and whether verbal or written) which is marked or notified to the recipient as being confidential, or which in the normal course of business would be considered to be of a confidential nature.

          "Connection Fee" means the amount agreed between Telehouse and the Customer for the connection of a power supply to the Equipment in the Location, as a result of the quotation issued by Telehouse and accepted by the Customer.

          "Customer Materials" means any programs, data documents and other items, information and materials used on or in conjunction with or generated by the Equipment, whether owned by the Customer or others.

          "Electricity Excess Fee" means the per unit amount stated in Schedule 2, applying from time to time to be paid in arrears in respect of all electricity consumed in excess of 40,000 k Whrs per annum.

          "Equipment" means the equipment owned or leased by the Customer to be installed in the Location pursuant to this Agreement as the same is described in Schedule 1, subject to any adjustment made under Clause 4.3.

          "Hourly Fee" means Telehouse's then current standard hourly charge applying from time to time plus expenses to be paid in arrears in respect of all time spent relating to the provision of any additional services by or on behalf of Telehouse ancillary to the Telehouse Services and not the Router Support Services. The standard hourly charge applying at the Commencement Date is specified in Schedule 2.

          "Location" means such part of the Building as shall have been designated by Telehouse prior to the signature of this Agreement for the installation of the Equipment, as the same may be changed under Clause 5.

          "Router Support Fee" means Telehouse's then current standard hourly charge applying from time to time plus expenses, to be paid in arrears in respect of all time spent relating to the provision of the Router Support Services. The standard hourly charge applying at the Commencement Date is specified in Schedule 4.

          "Router Support Services" means the services to be provided by Telehouse as described in Schedule 4.

          "Services" means the Telehouse Services and the Router Support Services.

          "Telehouse Services" means the services to be provided by Telehouse as described in Schedule 3.

          "Term" means the term of this Agreement as stated on the signature page.

2.     SCOPE OF AGREEMENT

        2.1   Subject to the terms and conditions of this Agreement, Telehouse hereby agrees to:

          2.1.1    install and connect the power supply to the Equipment at the Location;

          2.1.2    grant the Customer the License described in Clause 3 relating to installation of and access to the Equipment;

          2.1.3    provide the Services during the Term.

3.     GRANT OF LICENCE

        3.1   Subject to the terms and conditions of this Agreement, Telehouse hereby grants to the Customer with effect from the Commencement Date a non-exclusive non-transferable right ("the License") during the Term of this Agreement:

          3.1.1    to retain the Equipment in, the Location as a licencee of Telehouse, subject to Telehouse's, prior approval of the layout.

          3.1.2    from time to time during the Term for those employees and third party telecommunication carrier and maintenance representatives of the Customer previously notified to Telehouse to enter the Building for the purposes, on behalf of the Customer in its capacity as licencee, of inspecting the Equipment and repairing or maintaining the same.

          3.1.3    For clarity, the rights conferred above do not include any rights of occupation of the Location by the Customer, its employees, agents, subcontractors or other third parties.

        3.2   Telehouse warrants that it has the right to grant the License.

        3.3   As part of its security procedures Telehouse reserves the right to refuse any person entry to the Building or the Location or access to the Equipment, including any employee in respect of whom the Customer has failed to request rights of access from Telehouse as well as any third party telecommunication carrier or maintenance representative in respect of whom the Customer fails to give Telehouse prior notice of the name of such representative, and the date and time for which access to the Equipment is required. Telehouse will not be responsible for the consequences of any such refusal or failure or delay by the Customer in notifying Telehouse of its access requirements.

4.     EQUIPMENT

        4.1   Subject to Clause 4.2 the Customer shall be responsible at its own expense for supplying and installing the Equipment at the Location in accordance with an installation plan and timetable agreed with Telehouse.

        4.2   Telehouse will be responsible for the supply and installation of racking and cabling of the quantities and at the prices separately agreed between Telehouse and the Customer and such supply and installation shall be subject to the terms of Telehouse's then current standard conditions for the supply of equipment.

        4.3   Additional equipment to that listed in Schedule 1 may be installed in the Building subject to Telehouse confirming in writing that there is sufficient space available in the Building and subject to Clause 4.4, and Schedule 1 shall be amended accordingly.

        4.4   If additional equipment requiring additional floor space is installed under Clause 4.3 Telehouse has the right to charge an additional Connection Fee for every such installation and to increase the Annual Telehouse Fee by such amount as notified by Telehouse.

        4.5   The Customer shall at all times throughout the Term:

          4.5.1    maintain an up-to-date, complete and accurate inventory of the Equipment and provide Telehouse with a copy on request;

          4.5.2    ensure that the Equipment is clearly identified as belonging to the Customer;

          4.5.3    ensure that the Equipment conforms at all times with the environmental and operating requirements specified by Telehouse from time to time and make all necessary adjustments.

        4.6   The Customer agrees that Telehouse may temporarily disconnect the power supply to the Equipment or any part for the purposes of investigating and rectifying any reported problems or carrying out maintenance relating to the Equipment, the Location, the Building or other equipment in the Building. Wherever reasonably practical (emergencies excluded) Telehouse will give advance notice of such disconnection and use all reasonable endeavors to cause minimum disruption to the operation of the Equipment by endeavoring to make the disconnection outside Telehouse's standard working hours 0900 to 1700 Monday to Friday excluding public holidays.

        4.7   The Customer shall be responsible at its own expense for all communication costs and expenses arising in connection with access to and use of the Equipment, including installation, connection and rental charges.

5.     RE-LOCATION OF THE EQUIPMENT

        5.1   Telehouse shall have the right, subject to giving not less than thirty (30) days prior written notice to the Customer, from time to time during the Term to require all or some of the Equipment to be moved from the Location or any other part of the Building where the Equipment is then located and to be installed in some other part of the Building. All reasonable costs and expenses arising in connection with such relocation of the Equipment shall be borne by Telehouse.

        5.2   Telehouse agrees that in specifying the time-scale for any relocation of the Equipment Telehouse shall, where reasonably practical, consult with the Customer about any relocation of the Equipment and use all reasonable endeavors to specify a time-scale which causes minimum disruption to the operation of the Equipment.

6.     CUSTOMER'S OBLIGATIONS

        The Customer hereby agrees with Telehouse:

        6.1   to pay all fees and charges due to Telehouse and without limitation.

          6.1.1    to pay the Connection Fee on or before the commencement of the installation of the Equipment or at

          6.1.2    such other time agreed by Telehouse.

          6.1.3    to pay the Annual Telehouse Fee by equal quarterly installments in advance on the first days of January, April, July and October each year, the first installment to be a proportionate amount calculated from the Commencement Date and payable upon the Customer's signature of the Agreement

          6.1.4    to pay the Hourly Fees, which will be invoiced monthly in arrears, within thirty (30) days after the date of Telehouse's invoice.

          6.1.5    to pay the Electricity Excess Fee in arrears, within thirty (30) days after the date of Telehouse's invoice.

          6.1.6    to pay the Router Support Fee, which will be invoiced monthly in arrears, within thirty (30) days after the date of Telehouse's invoice.

          6.1.7    to pay value added tax and any other sales taxes (if applicable) at the then prevailing rate.

          6.1.8    to pay any bank charges which may arise if the Customer pays by bank transfer to Telehouse.

        6.2   to maintain the Equipment to a standard which ensures that at all times the Equipment is safe and complies with all applicable health and safety standards provided that the Customer shall be relieved of this obligation if and to the extent the Telehouse Services to be provided by Telehouse include the provision of maintenance of the Equipment.

        6.3   not to replace the Equipment or to make any modification, alteration or addition to the same which results in material changes to the floor loading, heat output, power consumption and environmental conditions of the Equipment and Location.

        6.4   not to make nor permit any person other than Telehouse to make any connection or disconnection of the Equipment or any part to the power supply within the Building.

        6.5   to comply with Telehouse's health and safety instructions issued from time to time in particular relating to:

          6.5.1    the condition of the Location, including those relating to the disposal of rubbish and hazardous material, and ensure that the Location is kept tidy and safe at all times. To the extent the Customer fails to comply with such instructions Telehouse may itself remove or dispose of any unsafe materials or rubbish; and

          6.5.2    any installation and/or cabling works. To the extent that the Customer, its agents, employees or subcontractors are found to be engaging in works which are conducted in an unsafe manner or creating an unsafe environment, Telehouse may stop such works until such works or environment are made safe.

        6.6   not to install Equipment which occupies more than the equivalent of nine (9) standard 19 inch rack footprints.

        6.7   not to cause in the exercise or purported exercise of the rights granted under the License any injury or damage to, and in the case of equipment, interference with, any person or property including (without limitation) the Building and any equipment owned by Telehouse or third parties which may from time to time be located in the Building and to indemnify Telehouse and keep Telehouse fully and effectively indemnified against all actions, proceedings, costs, claims, demands, liabilities and expenses (including reasonable legal and other fees and disbursements) suffered, incurred or paid by Telehouse, its employees, agents, subcontractors and other customers as a result of any personal injury, death, property damage or interference arising out of the intentional or negligent acts or omissions of the Customer, its employees, agents, and subcontractors or any defects in the Equipment, provided that the Customer shall have no liability under this Clause 6.7 in respect of any injury or damage caused by the negligence of Telehouse, its employees, agents and subcontractors in the course of carrying out the Telehouse Services.

        6.8   that if any interference occurs between the Equipment of the Customer and the equipment of a third party, the same shall be resolved by Telehouse in such manner as Telehouse directs to which the Customer shall comply.

        6.9   to provide at no charge training for Telehouse engineers on the Equipment to the extent agreed with Telehouse from time to time.

        6.10    subject to Clause 15.3, at the end of the Term or on the earlier termination of this Agreement to remove the Equipment from the Building and on demand to pay all reasonable costs and expenses incurred by or on behalf of Telehouse relating to the disconnection and removal of the Equipment.

        6.11    to supply Telehouse and to keep Telehouse supplied with such spare or replacement parts and in quantities as are required by Telehouse from time to time in the performance of the Services.

        6.12    to provide Telehouse promptly with complete, accurate and up-to-date information relating to its business and the Equipment, answers to queries, decisions and approvals as reasonably requested by Telehouse from time to time in connection with the Agreement.

        6.13    not to restrict access to the Equipment and the Location at any time.

        6.14    where as part of the use or operation of the Equipment the Customer makes use of or processes any data, documents, programs, equipment or other information and materials owned or supplied by a third party, the Customer will at its own expense have and maintain at all times all necessary approvals and permissions.

7.     PAYMENT

        7.1   Except as otherwise stated by Telehouse in Schedule 2 each invoice shall be paid by the Customer within thirty (30) days after the date of invoice.

        7.2   Telehouse may at any time but no more than once in a twelve (12) month period vary the Annual Telehouse Fee payable during the second and subsequent years of the Term upon giving the Customer at least thirty (30) days prior written notice of such variation, provided that any increase shall not exceed a percentage rate increase equal to the percentage increase in the Retail Prices Index published by Office for National Statistics for the period from the Commencement Date (in the case of the first such increase) up to the date of the month immediately preceding the date of such notice and (in the case of the second or subsequent increases) from the date when the immediately preceding increase came into effect pursuant to this Clause 7.2 up to the date of the month immediately preceding the date of such subsequent notice plus 2% (two per cent).

        7.3   If any sums payable under this Agreement are in arrears of more than thirty (30) days then Telehouse reserves the right, without prejudice to any other right or remedy, to:

          7.3.1    charge interest on a day-to-day basis from the original due date at the rate of 4% above the National Westminster plc Base Lending Rate or equivalent thereof ruling from time to time; and/or

          7.3.2    on seven (7) days prior written notice, suspend the provision of the Services.

8.     SECURITY DEPOSIT

        8.1   The Customer shall provide on signature of the Agreement a cash security deposit equal to one (1) quarter's payment of the Annual Telehouse Fee, namely Fifteen Thousand Two Hundred and Seventy Five pounds (£15,275). The above amount shall serve as security for the performance of all the Customer's obligations towards Telehouse.

        8.2   Telehouse shall return the security deposit to the Customer within three (3) months after the expiry of the Term of the Agreement provided that the Customer shall not be entitled to the return of the security deposit in case of early termination of the Agreement under Clause 15 below or for any other reason.

        8.3   Telehouse reserves the right to demand a further deposit should the Agreement be amended to increase the Annual Telehouse Fee other than by the operation of Clause 7.2 above.

9.     SERVICES

        9.1   Telehouse will provide the Services or such elements thereof as may be required by the Customer from time to time in response to a request by the Customer.

        9.2   The Telehouse Services shall be available for use by the Customer during the times specified in Schedule 3.

        9.3   The Router Support Services will be provided by Telehouse in accordance with the terms of this Agreement as modified by Schedule 4.

        9.4   Telehouse warrants to the Customer that it will perform the Services with reasonable care and skill but Telehouse does not warrant or undertake that the Services will cause the Equipment to operate without fault or interruption. Telehouse's obligation and the Customer's exclusive remedy under this warranty is for Telehouse to reperform the defective service at Telehouse's own expense within a reasonable period of time, provided written notice of the warranty non-conformance is given within thirty (30) days of the service being performed.

10.   INTELLECTUAL PROPERTY RIGHTS

        The Customer will indemnify Telehouse and keep Telehouse fully and effectively indemnified against all costs, claims, demands, losses, damages, expenses and liabilities of whatsoever nature (including without limitation reasonable legal fees) suffered or incurred by Telehouse in connection with any claim that the use or possession of the Equipment or any Customer Materials infringes the copyright, trade secrets, database rights, trade marks, domain names or any other intellectual property or other rights of any third party or is defamatory or otherwise unlawful.

11.   LIMITATION OF LIABILITY

        11.1 The Customer agrees that the express obligations and warranties made by Telehouse in this Agreement are in lieu of and to the exclusion, to the fullest extent permitted by law, of any other warranty, condition, term or undertaking of any kind, express or implied, statutory or otherwise relating to anything supplied or services provided under or in connection with this Agreement including (without limitation) as to their condition, quality, performance or fitness for purpose.

        11.2 Telehouse accepts liability to the extent that it results from the negligence of Telehouse, its employees, agents and sub-contractors for (i) death or personal injury without limit, and (ii) physical damage to or loss of the Customer's tangible property up to the amount of £100,000 in respect of each incident or series of connected incidents.

        11.3 The Customer is responsible for the consequences of any use of the Equipment and the results of the Services. Whether or not Telehouse has been advised of their possibility, Telehouse will not be liable, whether under contract, tort (including negligence) or otherwise, for a) any indirect loss or consequential loss, damage, cost or expense of any kind whatsoever and howsoever caused; or b) any loss of production, business interruption, loss of or corruption to data, loss of profits or of contracts, loss of operation time, loss of goodwill or anticipated savings, losses incurred by any customer of the Customer or other third party, or wasted management or staff time; arising directly or indirectly out of this Agreement or performance, nonperformance or delayed performance by Telehouse or any of its obligations under or in connection with this Agreement.

        11.4 In all other cases (excluding cases where liability may not by law be excluded or limited) not falling within Clause 11.2 or Clause 11.3 Telehouse's total liability (whether in contract, tort, including negligence, or otherwise) under or in connection with this Agreement and any other agreement with the Customer relating to the Equipment or the Telehouse Services or based on any claim for indemnity or contribution will not exceed in aggregate at any time 125% of or the total fees and charges (excluding VAT and expenses) paid by the Customer to Telehouse under this Agreement during the immediately preceding twelve (12) months.

        11.5 The Customer acknowledges and agrees that the allocation of risk contained in this Clause 11 is reflected in the charges and is also a recognition of the fact that, inter alia, it is not within Telehouse's control how and for what purpose the Equipment is used by the Customer and the Customer is able to rely on its own insurance arrangements and other resources to bear or recover any loss for which Telehouse is not liable.

12.   INSURANCE

        12.1 The Equipment and the Customer Materials shall at all times be at the Customer's risk and the Customer shall be responsible for insuring the Equipment and the Customer Materials against all risks (including without limitation, fire, theft and flood) and for obtaining such other insurance cover (including without limitation, consequential loss and loss of profits cover) as may be appropriate, taking into account the provisions of Clause 11.

        12.2 The Customer shall be responsible for establishing all procedures and actions necessary in order to maintain the security, including back-up, of the Customer Materials.

13.   NON SOLICITATION

        Each party agrees that during the Term of this Agreement it shall not directly or indirectly solicit, or offer employment or engagement to, any of the other party's staff who is at the time of such action or was during a period of twelve (12) months immediately preceding such action directly involved in the provision of the Services provided pursuant to this Agreement, without the other party's prior written agreement.

14.   CONFIDENTIALITY

        14.1 A party's "Permitted Recipients" are its auditors, other professional advisers, its Associated Companies, and the directors, officers, employees or sub-contractors of itself or any of these.

        14.2 Each party (the "Recipient") undertakes to keep and maintain all Confidential Information obtained from the other party (the "Disclosing Party") in the strictest confidence and, subject to the other provisions of this Clause, not to disclose such information to any third party without the prior written consent of the Disclosing Party. Where the Disclosing Party has given such prior written consent, the third party will then be deemed to be a Permitted Recipient of the Recipient under this Clause.

        14.3 The Recipient may disclose the Disclosing Party's Confidential Information without consent to the Recipient's Permitted Recipients in accordance with this Clause and may disclose Confidential Information without consent if required to do so by law or any authority of competent jurisdiction. In the latter case the Recipient shall limit disclosure to the extent strictly necessary and shall give the Disclosing Party as much notice of the requirement as practicable.

        14.4 The Recipient may only use the Disclosing Party's Confidential Information for the purposes of fulfilling its obligations under this Agreement and may only disclose such Confidential Information to its Permitted Recipients and only on a need to know basis for the purposes of this Agreement or, in the case of professional advisers, for use in their professional capacity. The Recipient must ensure that its Permitted Recipients who receive such Confidential Information:

          14.4.1    comply with the requirements of confidentiality set out in this Agreement in the same manner as if they were the Recipient; and

          14.4.2    do not cause or permit such Confidential Information to be disclosed to any third party.

          The Disclosing Party may require the Recipient to verify compliance with this provision.

        14.5 Without prejudice to the other rights of the Disclosing Party, in the event of an unauthorised disclosure or use of its Confidential Information occurring directly or indirectly through a disclosure made to the Recipient, the Recipient shall use all reasonable endeavors to assist the Disclosing Party in recovering and preventing the use, dissemination, sale or other disposal of such Confidential Information.

        14.6 The provisions of this Clause shall not prevent the Recipient from disclosing any information which:

          14.6.1    was properly in the possession of the Recipient (with full right to disclose) prior to receiving it from the Disclosing Party; or

          14.6.2    is or subsequently comes into the public domain other than by breach of this Agreement; or

          14.6.3    was independently developed by the Recipient; or

          14.6.4    was received from a third party which was free to divulge it.

        14.7 Unless required to do so by applicable laws, neither party shall make public the details of the terms of this Agreement without the other party's prior written consent.

        14.8 The provisions of this Clause shall apply during the Term and continue for two (2) years after the end of the Term.

15.   TERMINATION

        15.1 This Agreement may be terminated as follows:

          15.1.1    by Telehouse by notice in writing to take effect immediately if the Customer fails to pay any sum due to Telehouse hereunder within thirty (30) days after the due date for payment.

          15.1.2    by either party by notice in writing to take effect immediately if the other party shall be unable to pay its debts as they fall due or shall enter into any arrangement or composition with its creditors or shall enter into liquidation (except where such liquidation is for the purpose of a bona fide amalgamation or reconstruction without insolvency) or if a receiver, administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the other party or if any similar action is taken or suffered by the other party in consequence of debt.

          15.1.3    by either party by notice in writing to take effect immediately if the other party fails to remedy any breach of this Agreement (if capable of remedy) within fourteen (14) days of receipt of written notice thereof.

        15.2 Notice of termination of this Agreement given by either party shall be without prejudice to the other rights and remedies of that party both hereunder and at law.

        15.3 Immediately upon the termination of this Agreement or the expiration of the Term, the Customer shall make arrangements to remove the Equipment (at the Customer's own cost) from the Building at a time to be agreed with Telehouse provided that the Customer shall not be entitled to remove the Equipment until all sums due to Telehouse as at such time have been paid in full.

16.   FORCE MAJEURE

        Neither party shall be liable for any delay in performing or failure to perform its obligations (other than a payment obligation) under this Agreement due to any cause outside its reasonable control ("force majeure"). Such delay or failure shall not constitute a breach of this Agreement and the time for performance of the affected obligation shall be extended by such period as is reasonable.

17.   ASSIGNMENT AND SUB-CONTRACTORS

        17.1 This Agreement is personal to the Customer and the Customer shall not be entitled to assign, transfer or otherwise dispose of this Agreement in whole or in part or any of its rights hereunder without the previous written consent of Telehouse.

        17.2 Telehouse shall be entitled to assign this Agreement, including any of its obligations, on written notice. Telehouse shall also be entitled to engage subcontractors to carry out all or any of the Telehouse Services but Telehouse shall remain liable to the Customer for such Services.

18.   NOTICE

        All notices which are required to be given under this Agreement shall be in writing and shall be sent to the address of the recipient set out on the front page of this Agreement or such other address as the recipient may designate by notice given in accordance with this Clause. Any such notice may be delivered personally, by first class pre-paid letter (airmail if overseas) or facsimile transmission and shall be deemed to have been received:

          (a)    By hand delivery—at the time of delivery

          (b)    By first class post—48 hours after the date of mailing (72 hours if overseas).

          (c)    By facsimile, immediately upon transmission provided a confirmatory copy is sent by first class prepaid post or by hand by the end of the next business day.

19.   WAIVER

        No failure to exercise and no delay in exercising on the part of either party any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude the enforcement of any other right, power or privilege nor shall the waiver of any breach of any provision herein be taken or held to be a waiver of the provision itself. Any waiver to be effective must be in writing.

20.   SEVERABILITY

        If any part of this Agreement if found by a court of competent jurisdiction or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Agreement, which shall continue to be valid and enforceable to the fullest extent permitted by law.

21.   WHOLE AGREEMENT

        The Customer and Telehouse agree that this Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Agreement which supersedes all proposals and prior agreements, representations and other communications, oral or written. The Customer acknowledges that no reliance is placed on any representation made but not embodied in this Agreement. The printed terms of any purchase order or other correspondence and documents of the Customer issued in connection with this Agreement shall not apply unless expressly accepted in writing by Telehouse.

22.   GOVERNING LAW

        This Agreement shall be construed in accordance with and governed by the Law of England. Headings have been included for convenience only and shall not be used in construing any provision herein. This Agreement may only be modified by a written agreement duly signed by persons authorized on behalf of the Customer and Telehouse.

23.   THIRD PARTY RIGHTS

        Nothing in this Agreement is intended to confer on any person any right to enforce any terms of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

SCHEDULE 1
TYPE OF CO-LOCATION SPACE
I X DFM SUITE (MAXIMUM 9 RACKS)

SCHEDULE 2
FEES

1.
The Annual Telehouse Fee is Fifty Two Thousand pounds (£52,000) per annum.

2.
The Hourly fee is currently eight pounds (£80) per man hour, with a minimum charge of half an hour.

3.
The Electricity Excess Fee is currently eight pence (8p) per kWhr.

All Fees exclusive of VAT.

SCHEDULE 3
TELEHOUSE SERVICES

l.
Check alarms on the Equipment

2.
Receive notification of circuit faults from the Customer, liaising with public telecommunications carriers regarding such faults and notifying the Customer of clears

3.
Change-out faulty modems and plug-in type cards, using spares provided by the Customer

4.
Re-set, re-boot and power on/off of Customer's PCs and servers which are part of the Equipment

5.
Provide access for authorized public telecommunications carriers, maintenance and Customer staff, according to access procedures then in force

6.
Liaise with the Customer regarding equipment and circuit installations at the Location

Items 1, 3, 4 and 5 will be provided as reasonably practicable following receipt of a specific Customer request.

Times for Provision of the Telehouse Services:

Daily (Public and Bank Holidays included)    0000 to 2359

NOTE: The Customer is solely responsible for ordering from and paying direct to the public telecommunications carrier or supplier all communication circuits for use in connection with the Equipment.

SCHEDULE 4
ROUTER SUPPORT SERVICES

Routers Covered

Manufacturer:	Cisco
Models:	2500 series 3600 series 4000 series 6500 series 7000 series 7200 series 7500 series
l.
In response to notification by the Customer of a fault in the router, diagnose whether the fault is in the card, the power supply unit or the chassis and notify the Customer accordingly.

2.
Interrogate the system configuration of the router through the console port under detailed Customer direction.

3.
Change the system configuration parameters under detailed Customer direction.

4.
Remove cards, power supply or chassis and replace with Customer supplied spares, following identification of fault above diagnostics.

5.
Re-load operating system software and/or system configuration by either downloading a soft copy of the configuration supplied by the Customer or by entering data from a hard copy of the configuration supplied by the Customer.

Items 1–5 will be provided as reasonably practicable following receipt of a specific Customer request.

Times for Provision of the Router Support Services

Daily (Public and Bank Holidays included)    0000 to 2359

Fees

The Router Support Fee is currently one hundred and sixty pounds (£160) (exclusive of VAT) per man hour with a minimum charge of half an hour.

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  Exhibit 10.8